UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

Chicago Rivet & Machine Co.
(Exact name of registrant as specified in its charter)

Illinois	000-01227	36-0904920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 10, 2011.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 29, 2011 were elected to serve for a term ending at the Annual Meeting in 2012, and (2) the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for 2011 was ratified.

The voting results for each matter are set forth below:

Item	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

(1) Election of Directors
Nominee:
Michael J. Bourg	654,238	4,154	0	262,242
Edward L. Chott	651,932	5,342	0	263,360
Kent H. Cooney	653,118	4,794	0	262,722
William T. Divane, Jr.	653,876	4,161	0	262,597
George P. Lynch	651,931	5,342	0	263,361
John A. Morrissey	653,527	4,361	0	262,746
Walter W. Morrissey	653,526	4,361	0	262,747

Item	Votes For	Votes Against	Abstentions	Broker Non-Votes

(2) Ratification of Grant Thornton LLP	889,986	4,070	26,578	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 11, 2011	By: Michael J. Bourg
Its: President and Treasurer